UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	February 27, 2017

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 27, 2017, AmTrust Financial Services, Inc. (the "Company") issued a press release announcing its results of operations for the fourth quarter ended December 31, 2016 and the scheduling of a conference call on February 27, 2017 with respect thereto. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is furnished as Exhibit 99.1 to this report.

Item 7.01	REGULATION FD DISCLOSURE.

In the press release issued by the Company on February 27, 2017 and reported in Item 2.02 of this Form 8-K, the Company announced that the completion of its financial statements for the fiscal year ended December 31, 2016 and of the related audit will require additional time beyond the March 1, 2017 due date for the filing with the Securities and Exchange Commission (the “SEC”) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”). The Company plans to file with the SEC, on or before March 2, 2017, a Form 12b-25 Notification of Late Filing, which will allow the Company an additional 15 calendar days to timely file its 2016 Form 10-K. The Company plans to file its 2016 Form 10-K within such 15-day period (on or before March 16, 2017).

The information in Item 2.01, Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act unless specifically stated by the Company.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release dated February 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	February 27, 2017

/s/ Stephen Ungar
Stephen Ungar
Senior Vice President, General Counsel and Secretary